Exhibit 4.2
                                    GUARANTY

To:      SOVEREIGN BANK
         1010 Farmington Avenue
         West Hartford, CT 06107

         To induce Sovereign Bank (hereinafter referred to as the "Lender") to make a certain loan to RANOR, INC. (hereinafter referred to as the "Borrower"), pursuant to a certain Loan and Security Agreement dated of even date herewith (hereinafter referred to as the "Loan Agreement") and in consideration thereof and of any loans, advances or financial accommodations heretofore or hereafter granted by the Lender to or for the account of the Borrower, whether pursuant to the Loan Agreement or otherwise, the undersigned Guarantor (the "Guarantor") unconditionally, jointly and severally guarantees by this agreement (the "Guaranty") the payment and performance from or by the Borrower of any and all obligations from the Borrower to the Lender (the "Obligations"). "Obligations" shall mean any and all loans and advances made by the Lender prior to, on or after the date hereof to or for the account of the Borrower, and any and all interest, commissions, obligations, liabilities, indebtedness, charges and expenses now or hereafter chargeable against the Borrower by the Lender or owing by the Borrower to the Lender, whether any of the foregoing are direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, no matter how or when arising and whether under any present or future agreement or instrument between the Borrower and the Lender or otherwise, and the performance and fulfillment by the Borrower of all of the terms, conditions, promises, covenants and provisions contained in the Loan Agreement or in any note or notes secured thereby or in any present or future agreement or instrument between the Borrower and the Lender, and including all costs of collection and expenses, including reasonable attorneys' fees incurred by the Lender to collect the Obligations from any party liable for the payment thereof, whether as maker, endorser, guarantor, surety or otherwise, or in protecting, enforcing or realizing upon the Lender's rights in connection with any collateral securing the Obligations or any guaranty thereof.

         The Guarantor also agrees: to indemnify the Lender and hold the Lender harmless against all losses in any way suffered, incurred or paid by the Lender as a result of or in any way arising out of, or following, or consequential to transactions with the Borrower, whether under the Loan Agreement or otherwise; that this Guaranty shall not be impaired by any modification, release or other alteration of any of the Obligations or arrangements whatsoever with the Borrower or anyone else; that the liability of the Guarantor is direct and unconditional and may be enforced without requiring the Lender first to resort to any other right, remedy or security; to waive and hereby does waive any right of subrogation, reimbursement or indemnity whatsoever, and any right of recourse to security for the debts and Obligations of the Borrower to the Lender and the Guarantor until all of the Obligations are paid in full; that if there is more than one Guarantor, Guarantor should at any time become insolvent or make a general assignment, or if any petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of the Borrower or any Guarantor, any and all Obligations of each Guarantor shall, at the Lender's option, forthwith become due and payable without notice; that the Lender's books and records showing the account between the Lender and the Borrower shall be admissible in any action or proceedings, shall be binding upon each Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof; that this Guaranty is, as to each Guarantor, a continuing

Guaranty; that nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full payment and performance of all of the Borrower's said debts and Obligations to the Lender with interest; that any and all present and future debts and obligations of the Borrower to Guarantor are hereby waived and postponed in favor of and subordinated to the full payment and performance of the Obligations; and that all sums at any time in the Lender's possession shall be deemed held by the Lender as security for the Obligations to the Lender and to the Lender's subsidiaries, no matter how or when arising, whether absolute or contingent, whether due or to become due and whether under this Guaranty or otherwise.

         Guarantor hereby grants to Lender a lien, security interest and a right of setoff as security for all of the Obligations, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender, or in transit to any of them. At any time, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Lender shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and the Guarantor waives to the fullest extent that it lawfully can, (a) any right it might have to require the Lender to pursue any particular remedy before proceeding against the Lender and (b) any right to the benefit of, or to direct the application of the proceeds of any collateral until the Obligations are paid in full.

         The Guarantor further agrees to furnish to the Lender on or before April 1 of every year, its annual financial statement in form satisfactory to the Lender, and promptly after the Lender's request, such other information as the Lender may, from time to time, reasonably request.

         The Guarantor waives: notice of acceptance hereof; presentment and protest of any instrument, and notice thereof; notice of default; and all other notices to which such Guarantor might otherwise be entitled.

         Without the Lender's prior written consent after full disclosure, the Guarantor shall not transfer any material portion of the Guarantor's property, real or personal, or release any contract right or claim which constitutes a material portion of the Guarantor's net worth, either voluntarily or involuntarily, absolutely or collaterally, without receiving full fair market value therefor. The Guarantor agrees that any transfer or release in violation of the foregoing provisions shall per se be deemed to have occurred with an intent to defraud creditors.

         This Guaranty shall be valid and binding upon the Guarantor, regardless of any invalidity, irregularity, defect or unenforceability of or in any of the Obligations. The Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or otherwise must be restored by the Lender to the Borrower or to the creditors of the Borrower or any representative of the Borrower or representative of its creditors upon the insolvency, bankruptcy or reorganization of the Borrower, or to any Guarantor or the creditors of any Guarantor or any representative of any Guarantor or representative of the creditors of any Guarantor upon the insolvency, bankruptcy or reorganization of any Guarantor, or otherwise, all as though such payments had not been made.

         The Guarantor hereby waives the right to trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Guaranty or any assignment thereof or by reason of any other cause or dispute between the Guarantor and the Lender.

         The Guarantor hereby further agrees that (a) any state or local court of the Commonwealth of Massachusetts; or (b) the United States District Court for the District of Massachusetts, shall have exclusive jurisdiction to hear and determine any claims or disputes between the Guarantor and the Lender pertaining directly or indirectly to this Guaranty or to any matter arising in connection with this Guaranty. The Guarantor expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to the Guarantor at the address set forth below. Should the Guarantor fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, compliant, process or papers. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Guaranty to enforce the same in any appropriate jurisdiction.

         This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the Commonwealth of Massachusetts, shall be binding upon the heirs, executors, administrators, successors and assigns of each Guarantor and shall inure to the benefit of the Lender's successors and assigns.

         Dated: February __, 2006

                                            GUARANTOR:
                                            LOUNSBERRY HOLDINGS II, INC.


                                            By:
                                               ---------------------------------

                                               Its               duly authorized